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                                                                      EXHIBIT 12



                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                  Verizon Communications Inc. and Subsidiaries


(Dollars in Millions)                                                              Three Months Ended March 31, 2001
---------------------                                                              ---------------------------------

Income before provision for income taxes, extraordinary item and cumulative
    effect of change in accounting principle                                                 $      2,758
Minority interest                                                                                      98
Equity in income from unconsolidated businesses                                                      (216)
Dividends from unconsolidated businesses                                                               16
Interest expense                                                                                      921
Portion of rent expense representing interest                                                         103
Amortization of capitalized interest                                                                   16
                                                                                             ------------
Income, as adjusted                                                                          $      3,696
                                                                                             ============

Fixed charges:
Interest expense                                                                             $        921
Portion of rent expense representing interest                                                         103
Capitalized interest                                                                                   84
Preferred stock dividend requirement                                                                    3
                                                                                             ------------
Fixed charges                                                                                $      1,111
                                                                                             ============

Ratio of earnings to fixed charges                                                                   3.33
                                                                                             ============